FOURTH AMENDMENT
TO
FEDERAL SIGNAL CORPORATION
SAVINGS RESTORATION PLAN

WHEREAS, Federal Signal Corporation (the "Company") maintains the Federal Signal Corporation Savings Restoration Plan (the "Plan"); and

WHEREAS, amendment of the Plan is now considered desirable in order to clarify certain provisions relating to initial deferrals and subsequent deferrals under the Plan;

NOW, THEREFORE, IT IS RESOLVED that, pursuant to the power reserved to the Benefits Planning Committee under Section 12 of the Plan, the Plan is hereby amended in the following particulars, all effective as of the date this amendment is executed (or, if earlier, April 1, 2016):

1. By substituting the following for the text of subsection 3.2 of the Plan:

> "If a Participant ceases to be an Eligible Individual, the balance credited to his Accounts shall continue to be adjusted for notional investment gains and losses under the terms of the Plan and shall be distributed to him at the time and manner set forth in Section 9. An Employee shall cease to be a Participant upon the earlier of his death or as soon as his entire Account balance has been distributed."

2. By substituting the following for subsection 4.3 of the Plan:

> "A Participant shall not be permitted to change or revoke his deferral election with respect to a Plan Year once such election has been made in accordance with the terms of the Plan and any rules established by the Committee."

3. By substituting the following sentence in place of the second and fifth sentences of subparagraph 9.1(c) of the Plan:

> "Such election must be made in accordance with procedures established by the Committee, and any such election must be made no later than 12 calendar months prior to the originally elected payment date of the first installment, and shall not take effect until at least 12 calendar months after the date on which the new election is made."

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IN WITNESS WHEREOF, the Federal Signal Benefits Planning Committee has caused these presents to be executed by its Member duly authorized this 31 day of MARCH, 2016.

FEDERAL SIGNAL CORPORATION
BENEFITS PLANNING COMMITTEE

/s/ Julie A. Cook

Julie A. Cook
Member, Benefits Planning Committee